Exhibit 4.14

Registration Rights Agreement

This Registration Rights Agreement, dated as of August 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among BIOCERES CROP SOLUTIONS CORP., a Cayman Islands exempted company (the “Company”), Jasper Lake Ventures One LLC (“Jasper”), Redwood Capital Management, LLC (“Redwood”) and Liminality Partners LP (“Liminality”, and together with Jasper and Redwood, each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

On August 5, 2022, the Company and the Purchasers entered into a Note Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchasers have purchased $55,000,000 of convertible secured guaranteed notes (the “Notes”) which are convertible into Ordinary Shares as described in the Purchase Agreement (the “Transaction”). In connection with the Purchase Agreement and in order to induce the Purchasers to consummate the transactions contemplated under the Purchase Agreement, the Company and the Purchasers have agreed to enter into this Agreement to provide the Purchasers with certain registration rights with respect to the Ordinary Shares issuable upon conversion of the Notes. Capitalized terms used herein and not defined shall have the meanings set forth on Annex A hereto.

W I T N E S S E T H

Now, therefore, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1	Mandatory Registration
1.1

On or before November 3, 2022, the Company agrees to file with the Commission in accordance with the procedures set forth in Section 2, a resale registration statement on Form F-1, Form F-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Purchasers of any and all Registrable Shares issued or issuable (including a prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Registration Statement”). The Company agrees to use its reasonable best efforts to cause the Commission to declare any Mandatory Registration Statement effective as soon as practicable after the filing thereof and in any event within ninety (90) days of the initial filing of such Mandatory Registration Statement with the Commission. The Company shall use its reasonable best efforts to cause any Mandatory Registration Statement (or, if applicable, a Shelf Registration Statement (as defined below)) to remain continuously effective until the Termination Date (as defined below). Any Mandatory Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Purchaser(s) of the Registrable Shares.

1.2

At any time after the Company becomes eligible to use a shelf registration statement on Form F-3 (a “Shelf Registration Statement”), the Company shall, in accordance with the procedures set forth in Section 1, have the option to file a Shelf Registration Statement (whether such registration statement is filed by the Company on its own account or on account of one or more third persons), or a post-effective amendment on Form F-3 to the Mandatory Registration Statement (including a prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement) covering any Registrable Shares registered under any Mandatory Registration Statement and any additional Ordinary Shares issued or distributed to Purchasers after the effectiveness of the Mandatory Registration Statement, or otherwise not included in such prior Mandatory Registration Statement, on behalf of the Purchasers thereof in the same manner, and subject to the same provisions in this Agreement as the Mandatory Registration Statement. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable, keep such Shelf Registration Statement effective with the Commission at all times (except as otherwise provided herein), file a new Shelf Registration Statement on Form F-3 upon its expiration and cooperate in any offering using such Shelf Registration Statement, whether or not underwritten, by amending or supplementing the prospectus relating to such Shelf Registration Statement as promptly as practicable following a written request by the Purchaser or as otherwise required, until the Termination Date (as defined below).

1.3

(a) Subject at all times to Section 3 hereof, at any time (i) a Purchaser owning more than forty percent (40%) of the aggregate number of Ordinary Shares issuable upon conversion of the Notes at the maturity date of the Notes and (ii) Jasper and Redwood as long as they each own more than twenty percent (20%) of the aggregate number of Ordinary Shares issuable upon conversion of the Notes at the maturity date of the Notes (each a “Demanding Purchaser” and collectively, the “Demanding Purchasers”), may demand that the Company cooperate in an underwritten offering of Registrable Shares (“Demand Registration”) by delivering a notice to the Company (a “Notice”) stating that it intends to effect an underwritten offering (an “Underwritten Offering”) of all or part of its Registrable Shares; provided, however, that, each Demanding Purchaser shall only have the right to request one Fully Marketed Underwritten Offering hereunder in any rolling twelve (12) month period. Upon the Company’s receipt of a Notice, the Company shall promptly deliver such Notice to all other Purchasers and permit each Purchaser to include its Registrable Shares for offer and sale in such Underwritten Offering if such Purchaser notifies the Company within five (5) Business Days after delivery of the Notice to such Purchaser. The Demanding Purchaser that delivered the Notice with respect to such Underwriting Offering shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with any Underwritten Offering.

(b)

If the managing underwriter of an Underwritten Offering advises the Company and the participating Purchasers in writing (with a copy to each party hereto requesting to participate in such underwritten offering) that in its opinion the number of Ordinary Shares which the Purchasers desire to sell, taken together with any Ordinary Shares requested to be included in such Underwritten Offering by the Company or other Purchasers, exceeds the Maximum Number of Securities, the Company will include in such Underwritten Offering any Ordinary Shares in the following priority:

(i)	first, the Ordinary Shares of the Demanding Purchasers, and if the aggregate number of such Registrable Shares exceeds the Maximum Number of

Securities, the Company shall include only such Purchasers’ pro rata share of the Maximum Number of Securities based on the aggregate number of Registrable Shares beneficially owned by such Purchasers;

(ii)	second, to the Company (if applicable); and
(iii)	third, to any other Person entitled to request the inclusion of Ordinary Shares in such Underwritten Offering.
1.4

(a) Subject to the provisions of this Section 1.3 and a good faith determination by the Company that it is in the best interests of the Company to suspend the use of any Registration Statement, following the effectiveness of such Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Purchasers, may direct the Purchasers to suspend sales of the Registrable Shares pursuant to such Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than 30 consecutive days, subject to extension by the Company by up to an additional 30 consecutive days solely to the extent that the Company requires such extension of time to complete financial statements required under applicable law to be contained in the Company’s filings under the Exchange Act, in any event, or 90 days in the aggregate in any 365-day period), if any of the following events shall occur: (i) there is material non-public information regarding the Company which (A) the Company determines not to be in the Company’s best interest to disclose, (B) would, in the good faith determination of the Company, require any revisions to the Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the Company is not otherwise required to disclose, (ii) the Company otherwise determines in good faith that an amendment or supplement to the Registration Statement is necessary such that the Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly or annual reports or audited financial statements on Forms 6-K and 20-F; provided, however, that no suspension period permitted pursuant to this clause (iii) shall continue for more than five (5) consecutive Business Days.

(b)

Prior to the earlier to occur of (i) the Company delivering to the Purchasers an End of Suspension Notice (as defined below), or (ii) the end of the maximum permissible suspension period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Registration Statement so as to permit the Purchasers to resume sales of the Registrable Shares as soon as possible.

(c)

In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Purchasers to suspend sales of the Registrable Shares, and such notice shall state that such suspension shall continue only for so long as the

Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Purchasers shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Purchasers may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Purchasers in the manner described above promptly following the conclusion of any Suspension Event and its effect.

1.5

The Company shall indemnify and hold harmless each Purchaser, each person who controls any Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, limited partners, agents, successors, heirs, assigns, executors and employees of each of them (each an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (a) any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; in each case, except to the extent, but only to the extent, that (i) such untrue statement or omission is based upon information regarding such Purchaser furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) such information relates to such Purchaser or such Purchaser’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of the Purchaser expressly for use in the Registration Statement, such prospectus or in any amendment or supplement thereto.

Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign a Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of securities included in a Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statement or omission is based upon information regarding such Purchaser furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) such information relates to such Purchaser or such Purchaser’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of the Purchaser expressly for use in the Registration Statement, such prospectus or in any amendment or supplement thereto.

If the indemnification provided in this Section 1.4 is unavailable to an Indemnified Party or insufficient to hold the Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by the Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and such Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if any contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this paragraph, no Indemnified Party shall be required to contribute pursuant to this paragraph, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Indemnified Party from the sale of the Registrable Shares subject to the proceeding exceeds the amount of any damages that such Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The provisions of this Section 1.5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

1.6

The Demanding Purchaser initiating a Demand Registration shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the managing underwriter of their intention to withdraw from such. If the Registration Statement is so withdrawn, it will not count as a Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2	Registration Procedures.
2.1	In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:
(a)

prepare and file with the Commission, as specified in this Agreement, each Registration Statement, which Registration Statements shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause any Registration Statement to become and remain effective as set forth in Sections 1.1 and 1.2 hereof;

(b)

subject to Section 1.4 hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 1 hereof, (ii) cause each prospectus contained therein to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Purchasers thereof;

(c)

furnish to the Purchasers, without charge, such number of copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consents to the use of such prospectus, including each preliminary prospectus, by the Purchasers, if any, in connection with the offering and sale of the Registrable Shares covered by any such prospectus;

(d)

use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as any Purchaser covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 1 and do any and all other acts and things that may be reasonably necessary or advisable to enable such Purchaser to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Purchaser; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e)

notify each Purchaser with Registrable Shares covered by a Registration Statement promptly and, if requested by any such Purchaser, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the prospectus until the requisite changes have been made);

(f)

during the period of time referred to in Section 1.1 above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g)

upon request, furnish to each requesting Purchaser with Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h)

except as provided in Section 1.4, upon the occurrence of any event contemplated by Section 2.1(e)(iv), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Purchaser a reasonable number of copies of each such supplement or post-effective amendment;

(i)	enter into customary agreements and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement;
(j)

file with the NYSE, within ten (10) days after the shares are registered for resale with the Securities and Exchange Commission pursuant to this Agreement, a Notification Form: Listing of Additional Shares for the listing of the Ordinary Shares with which the Notes may be converted, and the Company shall use commercially reasonable efforts to receive approval therefor from the NYSE within forty-five (45) days after such filing;

(k)

prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 1 hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 1 hereof;

(l)

(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission and (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)

cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)

in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as the Purchasers may request at least three (3) Business Days prior to any sale of the Registrable Shares;

(o)

cause management of the Company to cooperate reasonably with each of the Purchasers with respect to (i) significant sales or placements of Registrable Shares, including by participating in roadshows, one-on-one meetings with institutional investors and responding to reasonable requests for information and (ii) any request for information or other diligence request by any such Purchaser or any underwriter;

(p)

use its commercially reasonable efforts to obtain a “comfort” letter from the independent public accountants for the Company and any acquisition target of the Company whose financial statements are required to be included or incorporated by reference in any Registration Statement, in form and substance customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Purchasers of the Registrable Shares being sold pursuant to each Registration Statement;

(q)

execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable, in customary form and with customary indemnification and contribution provisions), participate in customary due diligence sessions and take such other actions, including causing its directors, officers and significant stockholders to enter into customary lockup agreements requested by the underwriters and obtain such certificates and opinions as sellers of the Registrable Shares being sold (or if applicable, the underwriters) reasonably request in order to effect a public offering of such Registrable Shares and in such connection, whether or not an underwriting agreement or placement agent agreement is entered into and whether or not the offering is an underwritten offering, (A) make such representations and warranties to the Purchasers of such Registrable Shares and the underwriters or placement agents, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement and documents, if any, incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings or placement agents, if applicable, and, if true, confirm the same if and when requested, and (B) use its commercially reasonable efforts to furnish to the selling Purchasers and underwriters or placement agents, if any, of such Registrable Shares opinions and negative assurance letters of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters or placement agents, if any, and counsels to the selling Purchasers of Registrable Shares), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters or placement agents; and

(r)

upon reasonable request by a Purchaser, the Company shall file an amendment to any applicable Registration Statement (or prospectus supplement, as applicable), to name additional Purchasers of Registrable Shares or otherwise update the information provided by any such Purchaser in connection with such Purchaser’s disposition of Registrable Shares.

2.2	The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement.
2.3

The Company may require the Purchasers to furnish in writing to the Company such information regarding the proposed distribution of Registrable Shares by such Purchaser as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Purchaser shall be entitled to be named as a selling stockholder in any Registration Statement or use the prospectus forming a part thereof if such Purchaser does not provide such information to the Company. Each Purchaser further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Purchaser not misleading. Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e)(ii), 2.1(e)(iii) or 2.1(e)(iv) hereof, such Purchaser will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 2.1(e)(iii) or 2.1(e)(iv) occurs, such Purchaser’s receipt of the copies of the supplemented or amended prospectus. If so directed by the Company, such Purchaser will deliver to the Company all copies in its possession, other than permanent file copies then in such Purchaser’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

2.4

Except as set forth in Section 1.3(b), in any underwritten offering by any Purchaser, no other seller shall be permitted to reduce the number of Ordinary Shares proposed to be sold by any such Purchaser.

3	Piggyback Registration
3.1

If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Ordinary Shares (or other securities into which the Notes are converted or exchanged), for its own account or for the account of other securityholders of the Company (or by the Company and by the securityholders of the Company including, without limitation, pursuant to Section 1.3 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing Shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company (iv) for a dividend reinvestment plan or (v) in connection with business combination with a third party, then the Company shall give written notice of such proposed filing to all of the Purchasers as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to all of the Purchasers the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

3.2

If the managing underwriter or underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Purchasers (ii) the Registrable Securities as to which registration has been requested pursuant to Section 1.2 hereof, and (iii) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other securityholders of the Company, exceeds the Maximum Number of Securities, then:

(a)

If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Purchasers pro rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other securityholders of the Company, which can be sold without exceeding the Maximum Number of Securities; or

(b)

If the Registration is pursuant to a request by persons or entities other than the Purchasers, then the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Purchasers, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Purchasers exercising their rights to register their Registrable Securities pursuant to Section 3.1, pro rata based on the number of Registrable Securities that each Purchaser has requested be included in such Piggyback Registration and the aggregate number of Registrable

Securities that the holders have requested to be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

3.3

Any holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of the intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 3.3.

3.4	For purposes of clarity, any Registration effected pursuant to Section 3.1 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 1.3 hereof.
4	General Provisions
4.1

The Company has not entered, and will not hereafter enter, into any agreement with respect to its securities which is inconsistent with the rights granted to the Purchasers in this Agreement. To the extent that the Company, on or after the date hereof, grants any superior or more favorable rights or terms to any Person with respect to the rights granted hereunder and terms provided herein than those provided to the Purchasers as set forth herein, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to the Purchasers, and the Company shall promptly prepare and execute such documents to reflect and provide such Purchasers with the benefit of such superior or more favorable rights and/or terms with respect to their Registrable Shares. Upon the granting of any such rights and terms, the Company shall promptly provide notice to each Purchaser describing such rights and terms.

4.2

Except as otherwise provided herein, all costs and expenses incurred by or on behalf of the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses when due.

4.3

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by facsimile (receipt confirmed) or email, one (1) Business Day after the date when sent to the recipient by reputable overnight express courier services (charges prepaid) or three (3) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid; provided, however, that, any notice received at the addressee’s location on any Business Day after 5:30 p.m. (addressee’s local time) shall be deemed to have been received by 9:00 a.m. (addressee’s local time) on the next Business Day. Such notices, demands and other communications will be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Company:

Bioceres Crop Solutions Corp.
c/o RASA Holding LLC
1209 Orange St.
Wilmington, DE 19801
Attention: Federico Trucco / Enrique Lopez Lecube / José A. Roque
E-mail: federico.trucco@bioceres.com.ar/ enrique.lopezlecube@bioceres.com.ar / jose.roque@biocerescrops.com

To Purchaser:

The address set forth beneath Purchaser’s signature hereto

4.4

This Agreement may be executed in any number of separate counterparts (including by means of facsimile or portable document format (.pdf)), each of which is an original but all of which taken together shall constitute one and the same instrument.

4.5

This Agreement sets forth the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. No party or any of its Affiliates shall have any claim or remedy in respect of any statement, representation, warranty or undertaking, made by or on behalf of the other party or any of its Affiliates in relation to this Agreement or the Transaction which is not expressly set forth in this Agreement.

4.6

Each of the provisions of this Agreement is severable, if any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the parties shall use commercially reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

4.7

THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER.

4.8

Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. A person who is not a party to this Agreement shall have no right to enforce any of its terms and this Agreement is not intended to give any person other than the parties hereto and their permitted assigns any rights hereunder.

4.9

TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES, AND SHALL CAUSE EACH GUARANTOR (AS DEFINED IN THE PURCHASE AGREEMENT) TO WAIVE, ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER NOTE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. (i) THE COMPANY CERTIFIES, AND SHALL CAUSE EACH GUARANTOR TO CERTIFY, THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) THE COMPANYACKNOWLEDGES, AND SHALL CAUSE EACH GUARANTOR TO ACKNOWLEDGE, THAT THE PURCHASERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER NOTE DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

4.10

The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Transaction will cause irreparable injury to the other parties, for which monetary damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the granting of injunctive relief by any court of competent jurisdiction to prevent breaches of this Agreement, to enforce specifically the terms and provisions hereof and to compel performance of such party’s obligations (including the taking of such actions as are required of such party to consummate the Transaction), this being in addition to any other remedy to which any party is entitled under this Agreement. The parties further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity.

4.11	No amendment to this Agreement shall be valid unless it is in writing and duly executed by the parties hereto.
4.12

No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

[Signature Page Follows]

In witness whereof, the parties have executed this Agreement as of the date first below written

BIOCERES CROP SOLUTIONS CORP

By:	/s/ Federico Trucco
Name: Federico Trucco
Title: President and Chief Executive Officer
Date: August 5, 2022

[Signature Page to Registration Rights]

PURCHASERS

JASPER LAKE VENTURES ONE LLC

By:	/s/ Noah Kolatch
Name: Noah Kolatch
Title: Authorized Signatory

Notice of Address:
JASPER LAKE VENTURES ONE LLC
910 Sylvan Avenue, Suite 140
Englewood Cliffs, NJ 07632
Attention: Noah Kolatch

[Signature Page to Registration Rights]

REDWOOD ENHANCED INCOME CORP.

By:	/s/ Sean Sauler
Name: Sean Sauler
Title: Authorized Signatory

Notice of Address:
REDWOOD ENHANCED INCOME CORP.
250 W 55th St, 26th Floor
New York, NY 10019
Attention: Andrew Kilbourne

[Signature Page to Registration Rights]

LIMINALITY PARTNERS LP
by: Liminality Capital LP, its investment manager

By:	/s/ Charles Ledley
Name: Charles Ledley
Title: Managing Partner

Notice of Address:
Liminality Capital
11 Arlington Street
Boston, MA 02116
Attention: Charles Ledley

[Signature Page to Registration Rights]

Annex A

Defined Terms

“Affiliate” means, in relation to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in the case of the Company, the term “Affiliate” shall not include portfolio companies of the Persons that control the Purchasers or any of their respective controlled Affiliates.

“Business Day” any day other than a Saturday, Sunday or other day on which commercial banks in New York and Argentina authorized or required by law or executive order to close.

“Commission” means the Securities and Exchange Commission, or any successor regulatory body.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“Form F-1”, “Form F-3” and “Form F-4” means the applicable form to be filed with the Commission and shall include any successor or similar form to such form under the Securities Act subsequently adopted by the Commission.

“FINRA” means the Financial Industry National Regulatory Agency.

“Fully Marketed Underwritten Offering” means an Underwritten Offering which includes road shows involving members of the directors or senior management of the Company in one-on-one meetings with prospective purchasers of the Registrable Shares and other customary marketing activities, as recommended by the underwriter(s).

“Governmental Authority” means any supra-national, national, state, municipal or local government (including any subdivision, court of competent jurisdiction, regulatory or administrative agency or commission or other authority thereof), stock exchange, arbitral body or self-regulatory organization exercising any regulatory, taxing, importing or any other governmental authority.

“Maximum Number of Securities” means, with respect to an Underwritten Offering, the maximum number of securities which can be sold in such offering without materially and adversely affecting the marketability of such offering in the reasonable view of the managing underwriter for such Underwritten Offering.

“Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

“Person” means any individual, firm, corporation (wherever incorporated), partnership, limited liability company, joint venture, trust, association, organization, Governmental Authority, works council or employee representative body (whether or not having separate legal personality) or any other entity.

“Registrable Shares” means, with respect to any Purchaser, any Ordinary Shares held by such Purchaser as of the date hereof or acquired by such Purchaser after the date hereof and prior to the Termination Date, in each case, upon original issuance thereof, and at all times subsequent thereto,

A-1

including upon the transfer thereof by the original Purchaser or any subsequent Purchaser, until, in the case of any such Ordinary Shares, the earliest to occur of:

(ii)	the date on which they have been sold pursuant to a Registration Statement or sold pursuant to Rule 144; or
(iii)	the date on which they are sold to the Company or its subsidiaries.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, the New York Stock Exchange American (“NYSE”) or such other exchange as the Registrable Shares are listed from time to time and FINRA fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and NYSE or other applicable exchange), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any prospectus, any amendments or supplements thereto, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on NYSE or other applicable exchange pursuant to Section 2.1(j) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance), and reasonable and documented fees and disbursements of one counsel for the selling stockholders in any offering, and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement).

“Registration Statement” means any Mandatory Registration Statement or Shelf Registration Statement.

“Rule 144”, “Rule 158”, “Rule 415”, or “Rule 424”, respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Termination Date” means such time as all of the Registrable Shares of such Holder have been sold.

A-2

Schedule I

Purchasers

Purchaser	Ordinary Shares
Jasper Lake Ventures One LLC
Redwood Capital Management, LLC
Liminality Partners LP